Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-135048, 333-151965, 333-175884, 333-205955, 333-211093 and 333-212726) and Form S-3 (No. 333-167377) of Town Sports International Holdings, Inc. of our report dated February 22, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/    PRICEWATERHOUSECOOPERS LLP
New York, New York
February 22, 2017